UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

0-20784
(Commission File Number)
Delaware		77-0156584
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 13, 2007, Trident Microsystems, Inc, (the “Company”) received a letter from The Nasdaq Stock Market advising that the Board of Directors of The NASDAQ Stock Market, Inc. (the “Nasdaq Board”) had stayed a previously disclosed decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”), pending further consideration by the Nasdaq Board. The Company’s securities will remain listed on the NASDAQ Global Select Market during the review by the Nasdaq Board. The Company continues to work diligently to complete and file its required filings with the Securities and Exchange Commission as soon as practicable. There can be no assurance that the Nasdaq Board review will be favorable to the Company or that the Company will remain listed on the NASDAQ Global Select Market.
The Company had previously disclosed the decision of the Listing Council granting the Company an extension, until July 16, 2007, to demonstrate compliance with all of the Nasdaq continued listing requirements, after which date the Company’s securities would have been suspended from trading on the Nasdaq Stock Market had the Company not demonstrated compliance. The stay came following the Company’s previously announced request to the Nasdaq Board for a stay of the Listing Council decision.
The Company issued a press release on July 16, 2007, disclosing its receipt of this letter from the Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description

Exhibit 99.1	Press release, dated July 16, 2007, concerning Letter from The Nasdaq Stock Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 16, 2007

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann
David L. Teichmann
General Counsel, Vice President of Human Resources & Corporate Secretary

Exhibit Index

Exhibit
No.	Description

Exhibit 99.1	Press release, dated July 16, 2007, concerning Letter from The Nasdaq Stock Market.